UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

AFFINITY NEDIAWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-150548	75-3265854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5460 Lake Road Tully, NY 13159
(Address of principal executive officers)

(315) 727-5788
(Registrant's Telephone Number, Including Area Code)

40 Norwood Ave, Suite 214 Moncton, NB Canada E1C 6L9
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 4, 2015, the Shareholders of the Company representing all 20,000 shares of the Series A Preferred Stock, each having the voting right of 25,000 votes per share on all matters submitted to a vote of the shareholders, and 58,809,678 shares of Common Stock representing 50.79% of the total outstanding of 116,068,770 Common Stock outstanding of the Corporation, approved a reverse split of the Company's 116,068,770 issued Common Shares whereby for every one thousand Common Stock, $0.00001 par value, outstanding, the shareholders will receive one Common Stock, $0.00001 par value.  Total Common Stock, $0.00001 par value will therefore decrease from 116,068,770 to 116,069 issued and outstanding.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

American Realty Partners, LLC, an Arizona limited liability company has entered into an agreement to buy9,000,000 Common Shares from Aquamarine Holdings, LLC; 9,000,000 Common Shares from Dunlap Consulting, LLC; 9,000,000 Common Shares from Nutmeg State Realty, LLC; 6,700,000 Common Shares from Carson Holdings, LLC; 6,250,000 Common Shares from Calypso Ventures, LLC; 6,250,000 Common Shares from Bengal Holdings, Inc.; 6,250,000 Common Shares from Gabon Investments, Inc; 6,250,000 Common Shares from Friction & Heat, LLC; and 109,678 Common Shares from Cortland Communications, LLC; which together accounts for 58,809,678 Common Shares or 50.79% of the common shares outstanding of the Company.  In addition they are acquiring 20,000 of the Super Voting Preferred Shares from Cortland Communications, LLC.  When the transaction closes, a change of control of the Company will take place.

SECTION 9 – FINANCILA STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1 99.2	Minutes of Special Meeting of Shareholders of Affinity Mediaworks Corp. dated February 4, 2015 Minutes of Special Meeting of Board of Directors of Affinity Mediaworks Corp. dated February 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIAWORKS CORPORATION

Dated: February 5, 2015	By:	/s/ Mark T. Gleason
Mark T. Gleason
Director